Exhibit 10.2

RELEASE AND INDEMNITY AGREEMENT

between

NET 1 UEPS TECHNOLOGIES, INC.

MASTERPAYMENT LTD

MASTERPAYMENT AG

SUMMIT PAYMENT SERVICES AG

CEEVO FINANCIAL SERVICES (MALTA) LIMITED

KUNO FRICK FAMILIENSTIFTUNG

and

BANK FRICK & CO. AG

1 PARTIES

1.1 The Parties to this Agreement are -

1.1.1 Net 1 UEPS Technologies, Inc.;

1.1.2 Masterpayment Ltd;

1.1.3 Masterpayment AG;

1.1.4 Summit payment services;

1.1.5 Ceevo Financial Services (Malta) Limited;

1.1.6 Kuno Frick Familienstiftung; and

1.1.7 Bank Frick & Co. AG.

1.2 The Parties agree as set out below.

2 INTERPRETATION

2.1 In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings -

2.1.1 "Adverse Consequences" means, all adverse consequences of whatever description including, but not limited to all claims, damages, fines, costs, losses and fees, including reasonable fees and expenses of legal counsel and other experts;

2.1.2 "Affiliate" means, with respect to a Party -

2.1.2.1 any person or Entity which directly or indirectly Controls, is controlled by, or is under common Control with such Party; and

2.1.2.2 all directors, employees, officers, agents, consultants and contractors of such Party and/or such person or Entity referred to in clause 2.1.2.1;

2.1.3 "Agreement" means the agreement contained in this document;

2.1.4 "Company" means Bank Frick & Co. AG, registered in the commercial register of Liechtenstein under FL-0001.548.501-4, a company with limited liability whose principal place of business is at Landstrasse 14, Post Box 43, FL-9496 Balzers, Liechtenstein;

2.1.5 "Condition Precedent" means the suspensive condition set out in clause 4.1;

2.1.6 "Control" means, with respect to any Entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Entity, whether through the ownership of voting securities (or other ownership interests), by contract or otherwise, and (without derogating from the generality of the foregoing) includes -

2.1.6.1 owning (directly or indirectly) the majority of the issued ordinary shares or membership interests of such Entity; and/or

2.1.6.2 controlling (directly or indirectly) the majority of voting rights in relation to such Entity; and/or

2.1.6.3 the right to appoint (and then appointing) so many directors on the board of directors or so many trustees or so many other individuals (who, in relation to such Entity perform a similar decision making function as directors perform in respect of a company and as trustees perform in respect of a trust), as the case may be, of such Entity as controls or control the majority of the voting rights of all such directors, trustees or individuals, as the case may be;

2.1.7 "Effective Date" shall have the meaning given to the term "Completion Date" in the Sale Agreement;

2.1.8 "Entity" means any juristic person, association, business, corporation, company, concern, enterprise, firm, partnership, joint venture, trust, undertaking, voluntary association, body corporate and any similar entity;

2.1.9 "Guarantee Agreement" means the agreement headed "Guarantee Agreement (Guarantee on First Demand)" entered into between the Company, Net1 UEPS Technologies Inc., Masterpayment AG, Masterpayment Ltd., and Summit Payment Services AG on or about 26 June 2017;

2.1.10 "KFS" means Kuno Frick Familienstiftung, a Liechtenstein Foundation, registered in the commercial register of Liechtenstein under number FL - 0001.118.013-4, Landstrasse 14, Post Box 43, FL-9496 Balzers, Liechtenstein;

2.1.11 "Liabilities" means any liability of whatsoever nature (whether present or future, actual or contingent) and howsoever arising (whether based in contract, codified or uncodified law);

2.1.12 "Net1" means Net 1 UEPS Technologies, Inc., incorporated in the State of Florida, the United States of America;

2.1.13 "Net1 Liabilities" means any and all Liabilities which Net1 or any of its Affiliates may have towards Bank Frick and/or any of its Affiliates, including in respect of any Liabilities arising under any guarantees (including the Guarantee Agreement), indemnities, suretyships and/or any contract (whether verbal or in writing (and including the Underlying Contracts));

2.1.14 "Parties" means the parties to this Agreement and "Party" shall refer to any one of them as determined by the context;

2.1.15 "Sale Agreement" means an agreement headed "Share Purchase Agreement" between Net1, KFS and the Company, entered into or to be entered into contemporaneously with the entering into of this Agreement, in terms of which, among other things, Net1 will sell all of the shares it holds in the Company to KFS;

2.1.16 "Signature Date" means the date of signature of this Agreement by the Party last signing; and

2.1.17 "Underlying Agreements" means any and all agreements entered into between Net1 and/or any of its Affiliates, on the one hand, and the Company and/or any of its Affiliates, on the other hand, including the following agreements -

2.1.17.1 Vereinbarung über die Erbringung von Dienstleistungen im Zahlungsverkehr im eigenen Namen auf fremde Rechnung zwischen Bank Frick und Masterpayment Ltd (including all attachments thereto), dated 28 December 2016;

2.1.17.2 Agreement on Rendering Services with Payment Transactions in one's Own Name for a Third-Party Account between Bank Frick and Ceevo Financial Services (Malta) Limited, dated 11 March 2019;

2.1.17.3 Amdendment Comission Agreement for revenues generated through the Tradico Pipeline, between Masterpayment AG and the Company, dated 30 November 2016;

2.1.17.4 License agreement "MDM" between Masterpayment and the Company, dated 30 November 2016;

2.1.17.5 Amendment License agreement "gateway" between Masterpayment LTD (Branch Munich) and Bank Frick, dated 30 November 2016.

2.2 In this Agreement -

2.2.1 clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2 an expression which denotes -

2.2.2.1 any gender includes the other genders;

2.2.2.2 a natural person includes a juristic person and vice versa;

2.2.2.3 the singular includes the plural and vice versa;

2.2.2.4 a Party includes a reference to that Party's successors in title and assigns allowed at law; and

2.2.2.5 a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3 Any reference in this Agreement to -

2.3.1 "business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon Central European Standard Time;

2.3.2 "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or legally proclaimed public holiday (being such in the Republic of South Africa and/or Liechtenstein from time to time).

2.3.3 "laws" means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgements, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any governmental body; and the common law, and "law" shall have a similar meaning; and

2.3.4 "person" means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality.

2.4 The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5 Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6 Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7 Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8 A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9 Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10 The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.11 The use of any expression in this Agreement covering a process available under Liechtenstein law, such as winding-up, shall, if either of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.12 Any reference in this Agreement to "this Agreement" or to any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated, supplemented or augmented from time to time.

2.13 In this Agreement the words "clause" or "clauses" and "annexure" or "annexures" refer to clauses of and annexures to this Agreement.

3 INTRODUCTION

3.1 Net1, KFS and the Company has entered into or intend to enter into the Sale Agreement.

3.2 With effect from the Effective Date, Net1 will delegate and KFS will assume the Net1 Liabilities.  As such, the Company has agreed that Net1 and its Affiliates be released from the Net1 Liabilities and that the Underlying Agreements be terminated.

3.3 The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4 CONDITION PRECEDENT

4.1 Save for clauses 1 to 4, and clauses 8 to 17 all of which will become effective immediately, this Agreement is subject to the fulfilment of the Condition Precedent that the Sale Agreement has been entered into by the parties thereto and has become unconditional in accordance with its terms, save in respect of any condition requiring that this Agreement becomes unconditional.

4.2 Unless all the Condition Precedent has been fulfilled or waived, the provisions of this Agreement, save for clauses 1 to 4, and clauses 8 to 17, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Condition Precedent.

5 FULL AND FINAL TERMINATION AND RELEASE

5.1 The Parties agree that, with effect from the Effective Date -

5.1.1 Net1 hereby delegates and transfers the Net1 Liabilities to KFS, which delegation KFS hereby accepts;

5.1.2 the Company and its Affiliates will have no claims of any nature whatsoever against Net1 (or any Affiliate of Net1) in respect of the Net1 Liabilities;

5.1.3 Net1 and Net1's Affiliates will be fully and finally released from the Net1 Liabilities;

5.1.4 any documents, agreements and/or deeds (including the Underlying Agreements and the Guarantee) pertaining to any Net1 Liability will automatically terminate and cease to be of any further force or effect; and

5.1.5 the Company will not have a claim against Net1 and/or Net1's Affiliates in respect of, any and all rights, claims, demands, actions, causes of action, liabilities, debts, damages or demands under or in connection with any Net1 Liability. To the extent that any of the Company and/or the Company's Affiliates in fact has any lawful residual claim against Net1 and/or Net1's Affiliates, the Company shall procure that such claims are waived in their entirety.

5.2 The Company hereby undertakes to do, and procure the doing, of all things as may be necessary, expedient or desirable in order to give effect to the provisions of clause 5.1, including but not limited to obtaining written consents and waivers from each of the Company's Affiliates and any creditor in respect of any Net1 Liability.

5.3 In exchange for KFS accepting the delegation contained in clause 5.1.1, Net1 undertakes to make a once off payment of USD3,610,500 (three million six hundred and ten thousand five hundred United States Dollars) to KFS.  KFS acknowledges and agrees that settlement of the aforementioned payment obligation shall only occur by way of set off, as follows: Net1's obligation to pay the aforementioned sum shall be set off against the KFS' obligation to pay an equivalent portion of the first instalment of the purchase price under the Sale Agreement. No interest shall accrue on the aforementioned sum.

6 INDEMNITY

The Company hereby indemnifies and agrees to hold Net1 and Net1's Affiliates harmless from and against the entirety of any Adverse Consequences which may at any time be suffered by Net1 and/or any Affiliate of Net1 in relation to and/or in connection with the failure by the Company to comply with the provisions of this Agreement (or to procure compliance by any Affiliate of the Company with the provisions of this Agreement).

7 STIPULATION

Whenever reference is made to any Affiliate of Net1 (which is not in any event a Party), any benefits conferred on such Affiliate in terms of this Agreement shall constitute a stipulation for the benefit of such Affiliate, capable of being accepted by at any time by way of written notice to the Company.

8 GENERAL WARRANTIES

8.1 Each of the Parties hereby warrants to and in favour of the other that -

8.1.1 it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

8.1.2 this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

8.1.3 the execution of this Agreement and the performance of its obligations hereunder does not and shall not -

8.1.3.1 contravene any law or regulation to which that Party is subject;

8.1.3.2 contravene any provision of that Party's constitutional documents; or

8.1.3.3 conflict with or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it;  and

8.1.4 to the best of its knowledge and belief, it is not aware of the existence of any fact or circumstance that may impair its ability to comply with all of its obligations in terms of this Agreement;

8.1.5 it is entering into this Agreement as principal (and not as agent or in any other capacity);

8.1.6 the natural person who signs and executes this Agreement on its behalf is validly and duly authorised to do so;

8.1.7 no other party is acting as a fiduciary for it; and

8.1.8 it is not relying upon any statement or representation by or on behalf of any other Party, except those expressly set forth in this Agreement.

8.2 Each of the representations and warranties given by the Parties in terms of clause 8.1 shall -

8.2.1 be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

8.2.2 continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

8.2.3 prima facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement.

9 PUBLICITY

9.1 Subject to clause 9.3, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including by the rules of any recognised securities exchange, where applicable) or permitted in terms of this Agreement, the nature, content or existence of this Agreement and any and all information given by one Party to the other pursuant to this Agreement.

9.2 No announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Party, save for any announcement or other statement required to be made in terms of the provisions of any law or by the rules of any recognised securities exchange, in which event the Party obliged to make such statement will first consult with the other Party in order to enable the Parties in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules.  This will not apply to a Party wishing to respond to the other Party which has made an announcement of some nature in breach of this clause 9.

9.3 This clause 9 shall not apply to any disclosure made by a Party to its professional advisors or consultants, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.

10 BREACH

The Parties agree that the cancellation of this Agreement in the event of a breach would be an inappropriate and insufficient remedy and that irreparable damage would occur if the provisions of this Agreement were not complied with.  It is accordingly agreed that, in the event of a breach, the aggrieved Party shall be entitled (without prejudice to any other rights which it may have in law save for the right to cancel the Agreement) to an order for specific performance and to recover any damages which it may have suffered.

11 NOTICES AND DOMICILIA

11.1 The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following email addresses -

Name	Physical Address	Email Address
Net1 (and its Affiliates which are Parties)	Landstrasse 14	alex.smith@net1.com
FL - 9496 Balzers

and to:

6th Floor, President Place
Cnr Jan Smuts Ave and Bolton Road
Rosebank
Johannesburg
2121
South Africa
Landstrasse 14

Marked for the attention of: Alex Smith

KFS	Landstrasse 14	Mario.Frick@sfplex.li
	FL - 9496 Balzers	Roland.Frick@bankfrick.li

Marked for the attention of: Dr. Mario Frick and Roland Frick

Name	Physical Address	Email Address
Company	Landstrasse 14	Edi.woegerer@ bankfrick.li
	FL - 9496 Balzers	Kimsey.jordan@ bankfrick.li

Marked for the attention of: Geschäftsleitung

provided that a Party may change its domicilium to another physical address (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address or email address by written notice to the other Party to that effect. Such change of address will be effective 5 business days after receipt of the notice of the change.

11.2 All notices to be given in terms of this Agreement will be given in writing and will -

11.2.1 be delivered by hand or sent by email;

11.2.2 if delivered by hand during business hours, be presumed to have been received on the date of delivery.  Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

11.2.3 if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email.  Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

11.3 Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 11.

12 BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or either of them.

13 APPLICABLE LAW AND JURISDICTION

13.1 This Agreement and any claim arising out of or in connection therewith shall be governed by, and construed in accordance with, the substantive laws of Liechtenstein, excluding its rules on conflict of laws and excluding international treaties (in particular the Vienna Convention on the International Sale of Goods dated 11 April 1980; CISG).

13.2 Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof as well as non-contractual claims, shall be resolved by arbitration in accordance with the Rules of Arbitration of the Liechtenstein Chamber of Commerce and Industry to the exclusion of the judicial authorities. The following specific rules are agreed on -

13.2.1 the number of arbitrators shall be one;

13.2.2 the seat of the arbitral tribunal shall be Balzers;

13.2.3 the arbitral proceedings shall be conducted in English; and

13.2.4 the amount in dispute for the calculation of fees and costs is uncapped.

14 INDEPENDENT ADVICE

Each of the Parties to this Agreement hereby acknowledges and agrees that -

14.1 it has been free to secure independent legal and other professional advice (including financial and taxation advice) as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent advice or has dispensed with the necessity of doing so; and

14.2 all of the provisions of this Agreement and the restrictions herein contained are fair and reasonable in all the circumstances and are in accordance with the Party's intentions.

15 GENERAL

15.1 Whole Agreement

15.1.1 This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties.

15.1.2 This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

15.2 Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

15.3 No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by either Party to the other in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of either Party arising from this Agreement and no single or partial exercise of any right by either Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by that Party or operate as a waiver or a novation of or otherwise affect any of its rights in terms of or arising from this Agreement or estop or preclude it from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.  Failure or delay on the part of either Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.4 No Waiver or Suspension of Rights

No waiver, suspension or postponement by either Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by that Party.  Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

15.5 Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

15.6 No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by either Party without the prior signed written consent of the other, save as otherwise provided herein.

15.7 Exclusion of Electronic Signature

The reference in clauses 15.2, 15.4 and 15.6 to writing signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as excluding any form of electronic signature.

16 COSTS

Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

17 SIGNATURE

17.1 This Agreement is signed by the Parties on the dates and at the places indicated below.

17.2 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

17.3 The persons signing this Agreement in a representative capacity warrant their authority to do so.

[The remainder of this page has been intentionally left blank.

Release and Indemnity Agreement – Signature Page

SIGNED at Rosebank on 3 February 2021

For and on behalf of

NET 1 UEPS TECHNOLOGIES, INC.

/s/ A.M.R. Smith

Name of Signatory: A.M.R. Smith

Designation of Signatory: Interim CEO/CFO

Release and Indemnity Agreement – Signature Page

SIGNED at Cape Town on 3 February 2021

For and on behalf of

MASTERPAYMENT LTD

/s/ Philippus Stefanus Meyer

Name of Signatory: Philippus Stefanus Meyer

Designation of Signatory: Director

Release and Indemnity Agreement – Signature Page

SIGNED at Cape Town on 3 February 2021

For and on behalf of

MASTERPAYMENT AG

/s/ Philippus Stefanus Meyer

Name of Signatory: Philippus Stefanus Meyer

Designation of Signatory: Director

Release and Indemnity Agreement – Signature Page

SIGNED at Cape Town on 3 February 2021

For and on behalf of

SUMMIT PAYMENT SERVICES AG

/s/ Phlippus Stefanus Meyer

Name of Signatory: Philippus Stefanus Meyer

Designation of Signatory: Director

Release and Indemnity Agreement – Signature Page

SIGNED at Cape Town on 3 February 2021

For and on behalf of

CEEVO FINANCIAL SERVICES (MALTA) LIMITED

/s/ Philipus Stefanus Meyer

Name of Signatory: Philippus Stefanus Meyer

Designation of Signatory: Director

Release and Indemnity Agreement – Signature Page

SIGNED at Balzers on 3 February 2021

For and on behalf of

KUNO FRICK FAMILIENSTIFTUNG

/s/ Dr. Mario Frick

Name of Signatory: Dr. Mario K. Frick

Designation of Signatory: Board Member

Release and Indemnity Agreement – Signature Page

SIGNED at Balzers on 3 February 2021

For and on behalf of

BANK FRICK & CO AG

/s/ Melanie Mündle

Name of Signatory : Melanie Mündle

Designation of Signatory: CFO

/s/ Edi Wögerer

Name of Signatory : Edi Wögerer

Designation of Signatory: CEO